UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2016 (March 10, 2016)

CAREY CREDIT INCOME FUND – I

(Exact Name of Registrant as Specified in Charter)

Delaware	814-01091	47-2009064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza
New York, New York		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Trustees or Certain Officers; Election of Trustees; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 10, 2016, Mark J. DeCesaris was elected as a member and chairman of the Board of Trustees (the “Board”) of Carey Credit Income Fund – I (the “Company”). Previously, on February 17, 2016, the Board had appointed Mr. DeCesaris to the position of Chief Executive Officer of the Company, effective as of that date.
Mr. DeCesaris, age 56, has served as Chief Executive Officer of W. P. Carey Inc. (“W. P. Carey”) since February 2016, as a member of its Board of Directors since July 2012. Mr. DeCesaris was Chief Financial Officer of W. P. Carey and Corporate Property Associates 17 - Global Incorporated from 2010 to 2013, having served as Acting Chief Financial Officer of each since 2005 and 2007, respectively. He was also Chief Financial Officer of Corporate Property Associates 18 - Global Incorporated from 2012 to 2013 and of Carey Watermark Investors Incorporated from 2008 to 2013. Mr. DeCesaris has also been a member of the Board of Managers of Carey Financial, LLC since 2006 and served as its Chairman from 2013 to 2015. Before joining W. P. Carey, from March 2003 to December 2004, Mr. DeCesaris was Executive Vice President for Southern Union Company, a natural gas energy company publicly traded on the New York Stock Exchange, where he oversaw the integration of acquisitions and developed and implemented a shared service organization to reduce annual operating costs. From August 1999 to March 2003, he was Senior Vice President for Penn Millers Insurance Company, a property and casualty insurance company where he served as President and Chief Operating Officer of Penn Software, a subsidiary of Penn Millers Insurance. From 1994 to August 1999, he was President and Chief Executive Officer of System One Solutions, a business consulting firm that he founded. He started his career with Coopers & Lybrand in Philadelphia, earning his Certified Public Accountant license in 1983. Mr. DeCesaris graduated from Kings College with a B.S. in Accounting and a B.S. in Information Technology. He currently serves on the Board of Kings College and on the Board of the Denver Mile High Youth Corps, Petroleum Service Co. and Mountain Productions, Inc.
Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 10, 2016, the Board unanimously approved an Amended and Restatement Declaration of Trust and an Amended and Restated Bylaws. The Amended and Restated Declaration of Trust and the Amended and Restated Bylaws were each effective March 10, 2016 and reflect a shift to an unclassified board structure and changes of an updating and clarifying nature.
The following is a description of the amended provisions of the Amended and Restated Declaration of Trust.

•	Provisions were amended to clarify the applicability of the Delaware Statutory Trust Act and Delaware General Corporations Law to the Company.

•	The Board was unclassified and each trustee’s term will now run until the earlier of their death, resignation or incapacity or until their successor is duly elected and qualified.

•	Provisions were amended to clarify when the Company is required to hold an annual meeting.

•	A provision specifying the manner in which a trustee may be removed for cause was added.
The following is a description of the amended provisions of the Amended and Restated Bylaws.

•	Provisions were amended to clarify the applicability of the Delaware Statutory Trust Act and Delaware General Corporations Law to the Company.

•	The Board was unclassified and each trustee’s term will now run until the earlier of their death, resignation or incapacity or until their successor is duly elected and qualified.

•	Provisions were amended to clarify when the Company is required to hold an annual meeting.

•	Provisions were amended to clarifying the notice requirements for shareholder proposals.

•	Provisions were added to allow the Board and its committees to act without a meeting by a written consent signed by a majority of the constituent trustees, to the extent permitted by applicable law.
The foregoing description of the Amended and Restated Declaration of Trust and the Amended and Restated Bylaws set forth in this Item 5.03 is a summary only and is qualified in all respects by the provisions of the Amended and Restated Declaration of Trust and Amended and Restated Bylaws, copies of which are attached hereto as Exhibits 3.2 and 3.3, respectively, and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION

3.2	Amended and Restated Declaration of Trust

3.3	Amended and Restated Bylaws

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAREY CREDIT INCOME FUND – I

Date: March 15, 2016	By:	/s/ Paul S. Saint-Pierre
PAUL S. SAINT-PIERRE
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

3.2	Amended and Restated Declaration of Trust

3.3	Amended and Restated Bylaws

3